UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

KUSHCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6261 Katella Ave Ste 250, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KSHB	OTCQX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

KushCo Holdings, Inc. (the “Company” or “KushCo”) held a special meeting of stockholders on August 26, 2021 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2021, by and among the Company, Greenlane Holdings, Inc. (“Greenlane”), Merger Sub Gotham 1, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 1”), and Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 2”).

Pursuant to the Merger Agreement, the Company and Greenlane will combine through a merger of Merger Sub 1 with and into the Company with the Company as the surviving corporation and a wholly owned subsidiary of Greenlane (“Initial Surviving Corporation”) (such merger, “Merger 1”) and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane (“Merger 2,” and together with Merger 1, the “Mergers”). The Merger Agreement and the transactions contemplated thereby are described in more detail in the definitive joint proxy statement/prospectus for the Special Meeting, filed by the Company with the Securities and Exchange Commission on July 2, 2021 (the “Joint Proxy Statement/Prospectus”).

The final voting results with respect to the proposal to approve the Merger Agreement (Proposal 1) voted upon at the Special Meeting are set forth below. As there were sufficient votes to approve Proposal 1, stockholder action on Proposal 2, a proposal to approve one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1, was not required, and the Company did not call the vote on that proposal. Both proposals are described in detail in the Joint Proxy Statement/Prospectus.

Proposal 1:
The Company’s stockholders approved the Merger Agreement. The following were the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

For	Against	Abstentions
95,147,977	1,799,435	578,194

Item 8.01. Other Events.

On August 26, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which KushCo and Greenlane operate, and beliefs of and assumptions made by KushCo’s management. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the merger due to the failure to satisfy certain closing conditions; (4) risks that the proposed merger disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as the Joint Proxy Statement/Prospectus and the companies’ respective most recent Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the merger will in fact be consummated on the expected timeline or at all. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither KushCo nor Greenlane is under any duty to update any of its forward-looking statements after the date of this report, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.

Item 9.01.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by KushCo Holdings, Inc. on August 26, 2021 announcing the results of its special meeting of stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

August 26, 2021	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer